EXHIBIT 10.29


                                   ASSIGNMENT

          This Assignment is executed this 28th day of January, 1999, by and among INFINITE GRAPHICS INCORPORATED, a Minnesota corporation, (the "Assignee"), and PHOTRONICS COLORADO, INC., a Colorado corporation (the "Assignor").

                                   WITNESSETH:

          WHEREAS, Assignor and Assignee have executed that certain Asset Purchase Agreement for the acquisition of certain assets of Assignor by Assignee (the "Asset Purchase Agreement"); and

          WHEREAS, Assignor has entered into a lease for the premises at 815 N. Wooten Road, Colorado Springs, Colorado (the "Agreement"); and

          WHEREAS, Assignor has agreed to assign the Agreement to Assignee; and

          WHEREAS, Assignee has agreed to assume the Agreement on the terms hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the mutual conditions and agreement herein contained, Assignor and Assignee hereto do hereby agree as follows:

1)        Assignment

          Assignor does hereby assign, set over and transfer, all of its right, title and interest in the Agreement unto Assignee, its successors and assigns.

2)        Assumption of Liabilities

          Assignee hereby agrees to assume and to pay, perform and discharge those liabilities, obligations and warranties of Assignor under the Agreement to the extent those liabilities, obligations or warranties arise after the date hereof. Notwithstanding anything to the contrary, Assignee is not assuming any of Assignor's, obligations or liabilities which arose before the date hereof and Assignor shall discharge such obligations and liabilities and indemnify and hold Assignee harmless therefrom, in accordance with the Asset Purchase Agreement.

3)        Further Assurances

          Each party to this Assignment hereby agrees to do, make, procure, execute, and deliver such other acts, things, documents, and assurances as may be reasonably necessary to consummate the transactions contemplated by this Assignment.


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4)        Successors and Assignors

          This Assignment shall be binding upon and enforceable against Assignor and its successors and assigns and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

5)        Governing Law

          This Assignment is made in and shall be governed by the laws of the State of Colorado in all respects, including matters of construction, validity, enforcement and performance.

6)        Amendments/Waivers

          This Assignment may not be amended nor may any of its terms be waived except by written instrument signed by Assignee and Assignor.

7)        Conflicts

          In the event any provisions contained in this Assignment shall conflict with any provisions contained in the Asset Purchase Agreement, the provisions contained in the Asset Purchase Agreement shall govern.

8)        Survival Upon Enforceability

          In the event any one or more of the provisions contained in this Assignment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision hereof.

9)        Subject To Asset Purchase

          This Assignment is executed in connection with, and all terms hereof are expressly subject to the terms of, the Asset Purchase Agreement. This Assignment shall only be effective if the transaction contemplated by the Asset Purchase Agreement is consummated.


                                      -2-
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          IN WITNESS WHEREOF, this Assignment is executed as of the date first above written.



                           PHOTRONICS COLORADO, INC.

                           By: /S/ Jeffrey P. Moonan
                               ---------------------

                           Title: Executive Vice President



                           INFINITE GRAPHICS INCORPORATED

                           By: /S/ Robert P. Larson
                               --------------------

                           Title: Secretary